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                                                                    EXHIBIT 15.2





                              November 4, 1997





Securities and Exchange commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated July 7, 1997, on our review of interim financial information of WES-TEX Drilling Company for the periods ended March 31, 1997 and 1996, included in Patterson Energy, Inc.'s Current Report on Form 8-K as amended, dated June 12, 1997, is incorporated by reference in Patterson Energy, Inc.'s Registration Statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/  Davis, Kinard & Co. P.C.

                                        DAVIS, KINARD & CO. P.C.

Abilene, Texas